Exhibit 99.3

PINNACOR INC. FORM OF MERGER CONSIDERATION FORM OF ELECTION

 SUBSTITUTE FORM W-9

Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 22, 2003, by and between MarketWatch.com, Inc., Pinnacor Inc., NMP, Inc., Maple Merger Sub, Inc. and Pine Merger Sub, Inc., upon consummation of the merger of Pinnacor Inc. and Pine Merger Sub, Inc., each share of Pinnacor Inc. common stock will be converted into the right to receive either $2.42 in cash or 0.2659 shares of NMP, Inc. common stock (NMP, Inc. is to be renamed MarketWatch.com, Inc. after the completion of the merger.) As a Pinnacor Inc. stockholder you are being given the opportunity to elect to receive cash, NMP, Inc. common stock or a mix of cash and NMP, Inc. common stock in the merger, subject to certain proration rules. For a full discussion of the merger, the effect of this election and the proration rules SEE THE JOINT STATEMENT-PROSPECTUS DATED             , 2003.

ELECTION DEADLINE IS 5:00 P.M., EASTERN STANDARD TIME (EST), ON             , 2003 (Mellon Investor Services LLC must receive your election materials no later than this time).

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Pinnacor Inc. common stock represented by the enclosed certificates, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.			If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	→ ☐☐☐☐☐☐☐☐☐

Please complete the back of this Form if you would like to transfer ownership or request special mailing.

Under penalties of perjury, I certify that:

1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.    I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                                      Date:

PLACE AN ☒ IN ONE ELECTION BOX ONLY
			Ž ☐ All Cash Election Only	 ☐ All Stock Election Only

(SHARES ELECTED FOR CASH)

ŒSignature: This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

 ☐Mixed Election ☐☐☐☐☐☐☐☐•☐☐☐☐ WHOLE SHARES FRACTIONS
X

Signature of Stockholder	Date	Daytime Telephone #	Note: Remaining shares are elected for stock.

X			‘ ☐ No Preference

Signature of Stockholder	Date	Daytime Telephone #

’ Special Transfer Instructions		“ Special Mailing Instructions

If you want your NMP, Inc. (to be renamed MarketWatch.com, Inc. after the completion of the merger) stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION

Œ	Sign, date and include your daytime telephone number in this Form of Election in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non—U.S. Taxpayer, please complete and return form W-8BEN.

Ž	If you are electing to receive all your shares in cash, please check this box only.

	If you are electing to receive all your shares in stock, please check this box only.

	If you are electing to receive your shares in both cash and stock, please check this box and indicate the number of shares you would like to elect for cash. The remaining shares will be elected for stock.

‘	If you do not have a preference to receive your shares in cash or stock, please check this box only.

’	If you want your NMP, Inc. (to be renamed MarketWatch.com, Inc. after the completion of the merger) stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

“	Fill in Box 8 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-XXX-XXX-XXX (Toll Free)

From outside the U.S.:

XXX-XXX-XXX (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box XXXX	85 Challenger Road	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop–Reorg	New York, NY 10271
Ridgefield Park, NJ 07660